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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ENVOY Corporation on Form S-3 of our report dated April 19, 1996 relating to the financial statements of National Electronic Information Corporation in Form 8 K/A of ENVOY Corporation dated May 20, 1996, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

New York, New York
October 31, 1996